Exhibit 10.4

DEED OF TRUST, SECURITY AGREEMENT,

FINANCING STATEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

(THIS DOCUMENT SECURES FUTURE ADVANCES TO FINANCE

CONSTRUCTION OF IMPROVEMENTS ON THE ENCUMBERED

REAL PROPERTY)

GRANTOR’S ORGANIZATIONAL IDENTIFICATION NUMBER (DELAWARE): 4609472

GRANTOR’S COLORADO IDENTIFICATION NUMBER: 20081646542

THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Deed of Trust”) is given as of the 31st day of December, 2008, by the Grantor named below to the Trustee named below, for the use and benefit of the Beneficiary named below.

ARTICLE 1

PARTIES, PROPERTY, AND DEFINITIONS

The following terms and references shall have the meanings indicated:

1.1                               Grantor.  BEHRINGER HARVARD 1875 LAWRENCE, LLC, a Delaware limited liability company, whose legal address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, together with any future owner of the Property or any part thereof or interest therein.

1.2                               Beneficiary.  MUTUAL OF OMAHA BANK, a federally chartered savings bank, whose legal address is 4455 LBJ Freeway, Suite 907, Dallas, Texas 75244, Attention: Chris Martineau, together with any future holder of the Note.

1.3                               Trustee.  The Public Trustee for the City and County of Denver, Colorado.

1.4                               Note.  Grantor’s promissory note of even date herewith, payable to the order of Beneficiary in the principal face amount of $23,500,000.00, with a maturity date of December 31, 2012, together with all renewals, extensions and modifications of such promissory note.  All terms and provisions of the Note are incorporated by this reference in this Deed of Trust.

1.5                               Property.  The tract or tracts of land described in Exhibit A attached, together with the following:

(a)                                  All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;

(b)                                 All of Grantor’s right, title and interest in any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;

(c)                                  All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements, whether such rents, income, receipts, revenues, issues or profits are attributable to the period, or are collected, prior to or subsequent to any default by Grantor;

(d)                                 All (i) water and water rights (whether decreed or undecreed; tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated); (ii) ditches and ditch rights; (iii) springs and spring rights; (iv) reservoirs and reservoir rights; and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Grantor and which are appurtenant to or which have been used in connection with such tract or tracts or improvements;

(e)                                  All minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;

(f)                                    All machinery, apparatus, equipment, fittings, and fixtures now or hereafter owned by Grantor (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) and now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof, including, without limitation: all heating, air conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;

(g)                                 All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property;

(h)                                 All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, casualty or injury to, or decrease in the value of, any of such property, including, without limitation, any and all insurance payments and proceeds relating to such property;

(i)                                     All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Grantor; and

1.6                               Chattels.  All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature now owned or hereafter acquired by Grantor and used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

1.7                               Intangible Personalty.  The right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all monies in the possession of Beneficiary (including, without limitation, proceeds from insurance, retainages and deposits for taxes and insurance), permits, licenses, certificates and authorizations necessary for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property; security deposits, deposit accounts, reserve accounts and other bank or similar accounts of Grantor (together with all amounts in any such accounts) (including, without limitation, any and all of Grantor’s accounts maintained with Beneficiary), income: revenues, contract rights and general intangibles, in each case whether now owned or hereafter acquired, and including proceeds thereof, relating in any way to, or arising in any manner from, Grantor’s ownership, use, operation, leasing, or sale of all or any part of the Property, specifically including but in no way limited to any right which Grantor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred. Without limiting the generality of the foregoing, the following rights shall be included within the term “Intangible Personalty”:

(a)                                  All of Grantor’s right, title and interest in and to all agreements and contracts now or hereafter entered into by Grantor with any and all architects, contractors, subcontractors, materialmen, laborers and other persons or entities, which relate in any way to the construction of improvements on any part of the Property and any and all agreements and contracts entered into by Grantor; and

(b)                                 All of Grantor’s right, title and interest in and to all plans and specifications used or which may be used to design and construct improvements on any part of the Property.

Nothing herein shall be construed as imposing on Beneficiary, or as constituting an assumption by Beneficiary of, any obligation of Grantor under any of the foregoing contracts, agreements or documents.

1.8                               Loan Documents.  The Loan Agreement of even date herewith between Beneficiary and Grantor (the “Loan Agreement”), the Note, all of the deeds of trust, mortgages and other instruments and documents securing the Note, including this Deed of Trust, the Environmental Indemnity Agreement, the Limited Guaranty Agreement, the Absolute Assignment of Leases and Rents, and each other document executed or delivered in support of the transaction pursuant to which the Note has been executed and delivered.  The term “Loan Documents” also includes all modifications, extensions, renewals, and replacements of each document referred to above.

1.9                               Indebtedness.  All of the following:

(a)                                  Note.  The principal of, interest on, or other sums now and hereafter evidenced by the Note and any and all modifications, extensions, renewals and rearrangements of the Note.

(b)                                 Advances.  Any and all sums, together with interest thereon, which may hereafter be advanced by Beneficiary or otherwise due under the terms of this Deed of Trust or the other Loan Documents, it being the parties’ intent that this Deed of Trust hereby secures all advances made by Beneficiary, both obligatory and optional, up to the maximum principal amount of $23,500,000.00, any protective advances made by Beneficiary and any other advances made by Beneficiary and permitted under C.R.S. Section 38-39-106.

(c)                                  Other Loan Documents.  All present and future obligations which constitute indebtedness of Grantor or any other party under the Loan Documents.

(d)                                 Environmental Indemnity Agreement.  All obligations of Grantor under the Environmental Indemnity Agreement dated the date hereof between Grantor and Beneficiary.

Any term used or defined in the Colorado Uniform Commercial Code, as in effect from time to time, and not defined in this Deed of Trust has the meaning given to the term in the Colorado Uniform Commercial Code, as in effect from time to time, when used in this Deed of Trust.

ARTICLE 2

GRANTING CLAUSE

2.1                               Grant to Trustee. As security for the Indebtedness, Grantor hereby grants, bargains, sells, and conveys the Property to Trustee, in trust for the use and benefit of Beneficiary, with power of sale, and subject to all provisions hereof.

2.2                               Security Interest to Beneficiary. As additional security for the Indebtedness, Grantor hereby grants to Beneficiary a security interest in the Chattels and in the Intangible

Personalty.  To the extent any of the Chattels or the intangible Personalty may be or have been acquired with funds advanced by Beneficiary under the Loan Documents, this security interest is a purchase money security interest. This Deed of Trust constitutes a Security Agreement under the Uniform Commercial Code of the state in which the Property is located (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section 2.2 shall not limit the generality or applicability of any other provisions of this Deed of Trust but shall be in addition thereto:

(a)                                  The Collateral shall be used by Grantor solely for business purposes, being installed upon the real estate comprising part of the Property for Grantor’s own use or as the equipment and furnishings furnished by Grantor, as landlord, to tenants of the Property;

(b)                                 All tangible personal property constituting part of the Collateral shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code); and the Collateral may be affixed to such real estate but shall not be affixed to any other real estate;

(c)                                  No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Grantor will, at its cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no adverse liens or encumbrances; and Grantor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Beneficiary to be necessary or desirable;

(d)                                 The terms and provisions contained in this Section 2.2 and in Section 7.6 of this Deed of Trust shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

(e)                                  This Deed of Trust constitutes a financing statement filed as a fixture filing under the Code with respect to the Collateral. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Grantor is the “Debtor” and Beneficiary is the

“Secured Party” (as those terms are defined and used in the Code) insofar as this Deed of Trust constitutes a financing statement.

ARTICLE 3

GRANTOR’S TITLE AND AUTHORITY

3.1                               Warranty of Title. Grantor represents and warrants to Beneficiary that Grantor has good and marketable title to the Property in fee simple absolute, subject only to the lien of general taxes for the current year, payable the following year, and those additional matters, if any, set forth in Exhibit B attached hereto (the “Permitted Exceptions”). Grantor further represents and warrants to Beneficiary that Grantor is the absolute owner of the Chattels and the Intangible Personalty, free of any liens, encumbrances, security interests and other claims whatsoever, except insofar as the Chattels may be encumbered by the lien of general taxes for the current year, payable in the following year, or by any of the Permitted Exceptions.  Grantor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular, all of the property and property interest granted and conveyed in trust pursuant to this Deed of Trust, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject only to the Permitted Exceptions.  The warranties contained in this Section 3.1 shall survive foreclosure of this Deed of Trust, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels, or the Intangible Personalty pursuant to any such foreclosure.

3.2                               Waiver of Homestead and Other Exemptions. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

3.3                               Due Authorization. If Grantor is other than a natural person, then each individual who executes this document on behalf of Grantor represents and warrants to Beneficiary that such execution has been duly authorized by all necessary corporate, partnership, or other action on the part of Grantor.

ARTICLE 4

GRANTOR’S AFFIRMATIVE COVENANTS

4.1                               Payment of Note. Grantor will pay all principal, interest, and other sums payable under the Note, on the dates when such payments are due, without notice or demand.

4.2                               Performance of Other Obligations. Grantor will promptly and strictly perform and comply with all other covenants, conditions, and prohibitions required of Grantor by the terms of the Loan Documents.

4.3                               Other Encumbrances. Subject to the provisions of the Loan Agreement, Grantor will promptly and strictly perform and comply with all covenants, conditions, and prohibitions required of Grantor in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

4.4                               Payment of Taxes.

(a)                                  Property Taxes.  Grantor will duly pay and discharge, or cause to be paid and discharged, all taxes and assessments, general or special, which may be levied or imposed at any time against Grantor’s interest and estate in the Property, the Chattels, or the Intangible Personalty, in accordance with Section 5.4 of the Loan Agreement.

(b)                                 Reserve for Taxes. If Beneficiary shall at any time so request, following any Event of Default (whether or not such Event of Default is subsequently cured) Grantor will create a fund or reserve for the payment of taxes, assessments and similar governmental charges referred to in this Section 4.4 in accordance with Section 6.5 of the Loan Agreement.

(c)                                  Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment or similar charge is imposed against the Note, against Beneficiary, or against any interest of Beneficiary in any real or personal property encumbered hereby (but excluding franchise taxes, income taxes and excise taxes imposed on Beneficiary), Grantor will pay such tax, assessment or other charge before delinquency and will indemnify Beneficiary against all loss, expense, or diminution of income in connection therewith.

In the event Grantor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Grantor from doing so, then the Note will, at Beneficiary’s option, become due and payable in full upon thirty (30) days’ notice to Grantor.

(d)                                 Right to Contest. Notwithstanding any other provision of this Section 4.4, Grantor will not be deemed to be in default solely by reason of Grantor’s failure to pay any tax, assessment or similar governmental charge so long as, in Beneficiary’s judgment, each of the following conditions is satisfied:

(i)                                     Grantor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment or charge;

(ii)                                  Grantor’s payment of such tax, assessment or charge would necessarily and materially prejudice Grantor’s prospects for success in such proceedings;

(iii)                               Nonpayment of such tax, assessment or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Beneficiary therein; and

(iv)                              When requested by Beneficiary, Grantor deposits with Beneficiary, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges, and other costs which Beneficiary estimates are likely to become payable if Grantor’s contest is unsuccessful.

If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the tax, assessment or charge in question, together with any interest and penalties thereon, within ten (10) days after Beneficiary gives notice of such determination.  Beneficiary will make any security posted with Beneficiary pursuant to this Section 4.4 available to pay any amount Grantor is determined to be liable for or is requested to pay in respect of any such tax, assessment or other charges, and, absent an Event of Default, will release any excess to Grantor.

4.5                               Maintenance of Insurance.  Grantor shall, at Grantor’s expense, maintain in force and effect on the Mortgaged Property (as defined in the Loan Agreement) at all times while the Loan Agreement continues in effect insurance in accordance with Section 5.6 of the Loan Agreement.

4.6                               Maintenance and Repair of Property and Chattels. Grantor will at all times maintain the Property and the Chattels in accordance with Sections 5.5 and 5.8 of the Loan Agreement.

4.7                               Performance of Lease Obligations. As used herein, the term “Tenant Leases” refers to any and all present and future leases, subleases and other agreements under the terms of which any person other than Grantor has or acquires any right to occupy or use the Property or any part thereof. Grantor shall at all times comply with all obligations in the Loan Documents with respect to Grantor’s performance under the Tenant Leases.

4.8                               Eminent Domain; Private Damage. The provisions of Article 6 of the Loan Agreement relating to the taking of or any damage to all or any part of the property encumbered hereby are incorporated herein by this reference.

4.9                               Mechanics’ Liens. Grantor will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within thirty (30) days after the recording thereof.  Notwithstanding the preceding sentence, however, Grantor will not be deemed to be in default under this Section 4.9 if and so long as Grantor (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Beneficiary with such security or title insurance protection as Beneficiary may require to protect Beneficiary against all loss, damage, and expense, including attorneys’ fees and expenses, which Beneficiary or Grantor may incur if the asserted lien is determined to be valid.

4.10                        Defense of Actions. Grantor will defend, at Grantor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Beneficiary in such property or in the Indebtedness, and will indemnify and hold Beneficiary harmless from all loss, damage, cost, or expense, including attorneys’ fees, which Beneficiary may incur in connection therewith.

4.11                        Expenses of Enforcement. Grantor will pay all costs and expenses, including attorneys’ fees, which Beneficiary may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Beneficiary’s rights and remedies under any of the Loan Documents, including, without limitation, all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Beneficiary in securing title to or possession of, and realizing upon, any security for the Indebtedness. All such costs and expenses shall constitute part of the Indebtedness, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Deed of Trust.

4.12                        Financial Reports. Grantor will furnish or cause to be furnished to Beneficiary all financial reports or statements required under any of the Loan Documents.

4.13                        Priority of Leases. To the extent Grantor has the right, under the terms of any Tenant Lease, to make such Tenant Lease subordinate to the lien hereof, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be required to effect such subordination. Conversely, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Tenant Lease designated by Beneficiary.

4.14                        Inventories; Assembly of Chattels.  Grantor will from time to time at the request of Beneficiary, supply Beneficiary with a current inventory of the Chattels and the Intangible

Personalty, in such detail as Beneficiary may reasonably require.  Upon the occurrence and during the continuation of any Event of Default hereunder, Grantor will at Beneficiary’s request assemble the Chattels and make them available to Beneficiary at any place designated by Beneficiary which is reasonably convenient to both parties.

4.15                        Further Assurances; Estoppel Certificates. Grantor will execute and deliver to Beneficiary upon demand, and pay the costs of preparation and recording thereof, any further documents which Beneficiary may request to confirm or perfect the liens and security interests created or intended to be created hereby or to confirm or perfect any evidence of the Indebtedness.  Grantor will also, within ten (10) days after any request by Beneficiary, deliver to Beneficiary a signed and acknowledged statement certifying to Beneficiary, or to any proposed transferee of the Indebtedness, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Grantor claims to have any offsets or defenses with respect to the Indebtedness and, if so, the nature of such offsets or defenses.

ARTICLE 5

GRANTOR’S NEGATIVE COVENANTS

5.1                               Waste and Alterations. Grantor will not commit or permit any waste with respect to the Property or the Chattels. Grantor shall not cause or permit any part of the Property, including, without limitation, any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Beneficiary.

5.2                               Zoning and Private Covenants. Grantor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any change in any private restrictive covenant, or any change in any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Beneficiary. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Grantor will not cause such use to be discontinued or abandoned without the express written consent of Beneficiary.

5.3                               Interference with Leases. Subject to the provisions of the Loan Agreement and Assignment of Rents and Leases (as defined in the Loan Agreement), Grantor will neither do nor neglect to do anything which may cause or permit the termination of any Tenant Lease, or cause or permit the withholding or abatement of any rent payable under any Tenant Lease.  Except with the prior written consent of Beneficiary, Grantor will not (a) collect rent from all or any part of the Property for more than one (1) month in advance, (b) except as may be permitted pursuant to the Loan Agreement, modify any Tenant Lease, (c) assign the rents from the Property or any part thereof, or (d) except as may be permitted pursuant to the Loan Agreement, consent to the cancellation or surrender of all or any part of any Tenant Lease.

5.4                               Transfer of Property. Subject to the provisions of the Loan Agreement, Grantor will not convey, lease, sell, assign, transfer, convert the intended use of or substantially modify, either voluntarily or involuntarily, the Property or any part thereof or interest therein, or grant any options or similar rights with respect thereto, without the prior written consent of Beneficiary, which may be withheld for any reason.

5.5                               Further Encumbrance of Property. Subject to the provisions of the Loan Agreement, Grantor will not create, incur, assume, permit or suffer to exist any junior lien or encumbrance on all or any part of the Property, or any interest therein, without the prior written consent of Beneficiary, which may be withheld for any reason.

5.6                               Assessments Against Property.  Grantor will not, without the prior written approval of Beneficiary, which may be withheld for any reason, consent to or allow (to the extent within Grantor’s control) the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow (to the extent within Grantor’s control) to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Grantor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary’s express written consent, the rights of Beneficiary in the Property pursuant to this Deed of Trust or following any foreclosure of this Deed of Trust, and the rights of any person or entity to whom Beneficiary might transfer the Property following a foreclosure of this Deed of Trust, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

5.7                               Further Encumbrance of Chattels and Intangible Personalty. Grantor will not create or permit any junior lien, security interest or other encumbrance against the Chattels or the Intangible Personalty without the prior written consent of Beneficiary, which may be withheld for any reason.

5.8                               Transfer or Removal of Chattels. Grantor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items, if material to the value or operation of the Property, sold, transferred, or removed are simultaneously replaced with similar items of equal or greater quality.

5.9                               Change of Name. Grantor will not change the name under which Grantor does business, or adopt or begin doing business under any other name or assumed or trade name, without first notifying Beneficiary of Grantor’s intention to do so and delivering to Beneficiary such executed modifications or supplements to this Deed of Trust (and to any financing statement which may be filed in connection herewith) as Beneficiary may require.

5.10                        Improper Use of Property, Chattels or Intangible Personalty. Grantor will not use the Property, the Chattels or the Intangible Personalty for any purpose or in any manner which violates in any material respect any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

5.11                        Use of Proceeds. Grantor will not use any funds advanced by Beneficiary under the Loan Documents for any purpose other than as permitted by the provisions of the Loan Documents.

ARTICLE 6

EVENTS OF DEFAULT

Each of the following events will constitute a default (an “Event of Default”) under this Deed of Trust and under each of the other Loan Documents:

6.1                               Failure to Make Payment. Grantor’s failure to pay when due any amount due under the terms of the Note or any other Loan Document;

6.2                               Failure to Perform. The failure of Grantor to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and the continuance of such failure beyond any applicable grace or cure period pursuant to any Loan Document.  Notwithstanding the foregoing, if a specific cure period is separately provided for such breach or failure under this Deed of Trust or any of the other Loan Documents, then such specific cure period shall apply, and no additional cure period shall be provided by this Section 6.2;

6.3                               Judgments. The failure of Grantor or any guarantor of any Indebtedness to pay any money judgment against such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable, and with respect to any guarantor only, such money judgment or failure to pay also causes a violation of any obligation or financial covenant of the guarantor under the Limited Guaranty Agreement or any other Loan Document;

6.4                               Assertion of Priority. The assertion of any claim of priority over this Deed of Trust, by title, lien, or otherwise, unless Grantor within thirty (30) days after such assertion either causes the assertion to be withdrawn or provides Beneficiary with such title insurance coverage or other security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys’ fees, which Beneficiary may incur in the event such assertion is upheld; or

6.5                               Other Loan Documents. The occurrence of any default (after the lapse of any applicable grace or cure period) by Grantor, or the occurrence of any event or circumstance defined as an event of default, under any of the Loan Documents other than this Deed of Trust.

ARTICLE 7

BENEFICIARY’S REMEDIES

Immediately upon or any time after the occurrence and during the continuation of any Event of Default hereunder, Beneficiary may exercise any remedy available at law or in equity, including, without limitation, those listed below and those listed in the other Loan Documents, in such sequence or combination as Beneficiary may determine in Beneficiary’s sole discretion:

7.1                               Performance of Defaulted Obligations. Beneficiary may make any payment or perform any other obligation under the Loan Documents which Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor.  All payments made and expenses (including attorneys’ fees) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Indebtedness and will be immediately due and payable by Grantor to Beneficiary.  In lieu of advancing Beneficiary’s own funds for such purposes, Beneficiary may use any funds of Grantor which may be in Beneficiary’s possession, including, without limitation, insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.

7.2                               Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any default.

7.3                               Acceleration of Indebtedness.  Beneficiary may, without notice or demand, declare all of the Indebtedness immediately due and payable in full.

7.4                               Suit for Monetary Relief.  With or without accelerating the maturity of the Indebtedness, Beneficiary may sue from time to time for any payment due under any of the Loan

Documents; or for money damages resulting from Grantor’s default under any of the Loan Documents.

7.5                               Possession of Property. Beneficiary may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Beneficiary’s name or in the name of Grantor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Beneficiary under this Section 7.5 will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Indebtedness.

7.6                               Enforcement of Security Interests. Beneficiary may exercise all rights of a secured party under the Uniform Commercial Code with respect to the Chattels and the Intangible Personalty, including, without limitation, taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary’s giving of such notice to Grantor at least ten (10) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.

7.7                               Foreclosure Against Property.  Beneficiary may foreclose this Deed of Trust, insofar as it encumbers the Property, either by judicial action or through Trustee.  If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Beneficiary may elect in its sole discretion. Foreclosure through Trustee will be initiated by Beneficiary’s filing of its notice of election and demand for sale with Trustee.

Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four (4) weeks’ public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Property is located. Any sale conducted by Trustee pursuant to this Section 7.7 shall be held at the front door of the county courthouse for such County or City and County, or on the Property, or at such other place as similar sales are then customarily held in such County or City and County, provided that the actual place of sale shall be specified in the notice of sale. All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Property obtained by Beneficiary, all costs of any receivership for the Property advanced by Beneficiary, and all attorneys’ and consultants’ fees incurred by Beneficiary, shall constitute a part of the Indebtedness and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale. The proceeds of any sale under this Section 7.7 shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Indebtedness; any surplus remaining shall be paid over to Grantor or to such other person or persons as may be lawfully entitled to such surplus.  At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall stare that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by Grantor, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be. Nothing in this Section 7.7 dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

7.8                               Appointment of Receiver.  Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Indebtedness or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex parte application to any court of competent jurisdiction.  Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver.  Such receiver and his agents shall be empowered (a) to take possession of the Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (b) to exclude Grantor and Grantor’s agents, servants, and employees from the Property, (c) to collect the rents, issues, profits, and income therefrom, (d) to complete any construction which may be in progress, (e) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) to use all stores of materials, supplies and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) to pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally to do anything which Grantor could legally do if Grantor were in possession of the Property. All expenses incurred by the receiver or his agents shall constitute a part of the Indebtedness.  Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Indebtedness or in such other manner as the court may direct.  Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Indebtedness has been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

7.9                               Right to Make Repairs, Improvements.  Should any part of the Property come into the possession of Beneficiary, whether before or after an Event of Default, Beneficiary may use, operate and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value.  Grantor covenants to promptly reimburse and pay to Beneficiary at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Indebtedness. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Grantor and, except for Beneficiary’s willful misconduct or gross negligence, Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance; or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

7.10                        Surrender of Insurance.  Beneficiary may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply any unearned premiums as a credit on the Indebtedness and, in connection therewith, Grantor hereby appoints Beneficiary (or any officer of Beneficiary) as the true and lawful agent and attorney-in-fact for Grantor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

ARTICLE 8

ASSIGNMENT OF LEASES AND RENTS

8.1                               Assignment of Leases and Rents.  As further security for the Indebtedness, grantor hereby absolutely, unconditionally and presently grants, transfers and assigns unto beneficiary all rents, royalties, issues, profits, income and revenues (“rents”) now or hereafter due or payable for the occupancy or use of the property, and all tenant leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the property; on the condition that beneficiary hereby grants to grantor a license to collect and retain such rents prior to the occurrence of any event of default hereunder. Such license shall be revocable by beneficiary without notice to grantor at any time after the occurrence of an event of default, and immediately upon any such revocation, beneficiary shall be entitled to receive, and grantor shall deliver to beneficiary, any and all rents theretofore collected by grantor which remain in the possession or control of grantor.  Grantor represents that the Rents and the Tenant Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Grantor or by any person or persons whosoever; and Grantor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Beneficiary the rights, interest, powers and authorities herein granted and conferred. Failure of Beneficiary at any time or from time to time to enforce the assignment of Rents and leases under this Section 8.1 shall not in any manner prevent its subsequent enforcement, and Beneficiary is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

8.2                               Further Assignments. Grantor shall give Beneficiary at any time upon demand any further or additional forms of assignment of transfer of such Rents. Tenant Leases and security as may be reasonably requested by Beneficiary, and shall deliver to Beneficiary executed copies of all such Tenant Leases and security.

8.3                               Application of Rents. Beneficiary shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Beneficiary hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Beneficiary may determine. The acceptance of this Deed of Trust by Beneficiary or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Tenant Lease nor an assumption of any liability under any Tenant Lease.

8.4                               Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Beneficiary may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Indebtedness shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (i) enter upon, take possession of, manage and operate the Property, or any part thereof (including, without limitation, making necessary repairs, alterations and improvements to the Property); (ii) take possession of any and all Rents that may previously have been collected by Grantor and which remain in the possession or control of Grantor, together with any bank or similar accounts in which any such Rents may be deposited or held; (iii) make, cancel, enforce or modify Tenant Leases; (iv) obtain and evict tenants; (v) fix or modify rents; (vi) do any acts which Beneficiary deems reasonably proper to protect the security thereof; and (vii) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Beneficiary shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Beneficiary is empowered to do, and in the event Beneficiary shall itself effect such matters, Beneficiary shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Beneficiary or such persons shall be additional Indebtedness.  Beneficiary may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Indebtedness, and in such order as Beneficiary may determine.

The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Deed of Trust or invalidate any act done pursuant to such notice.

8.5                               Authority of Beneficiary. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Beneficiary hereunder without investigating the reason for any action taken by Beneficiary, or the validity or the amount of indebtedness owing to Beneficiary, or the existence of any default in the Note or this Deed of Trust, or under or by reason of this assignment of Rents and leases, or the application to be made by Beneficiary of any amounts to be paid to Beneficiary. The sole signature of Beneficiary shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Beneficiary for any sums received shall be a full discharge and release therefor to any such tenant or occupant on the Property. Checks for all or any part of the rentals collected under this assignment of Rents and leases shall be drawn to the exclusive order of Beneficiary.

8.6                               Indemnification of Beneficiary. Nothing herein contained shall be deemed to obligate Beneficiary to perform or discharge any obligation. duty or liability of lessor under any lease of the Property, and Grantor shall and does hereby indemnify and hold Beneficiary harmless from any and all liability, loss or damage which Beneficiary may or might incur under any lease of the Property or by reason of the assignment; and any and all such liability, loss or damage incurred by Beneficiary, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Beneficiary in defense of any claims or demands therefor (whether successful or not), shall be additional Indebtedness, and Grantor shall reimburse Beneficiary therefor on demand.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1                               Time of the Essence.  Time is of the essence with respect to all provisions of the Loan Documents.

9.2                               Joint and Several Obligations.  If Grantor is more than one person or entity, then all persons or entities comprising Grantor are jointly and severally liable for all of the Indebtedness.

9.3                               Rights and Remedies Cumulative.  Beneficiary’s rights and remedies under each of the Loan Documents are cumulative of the right and remedies available to Beneficiary under each of the other Loan Documents and those otherwise available to Beneficiary at law or in equity.  No act of Beneficiary shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other

Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.

9.4                               No Implied Waivers.  Beneficiary shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Beneficiary.  Without limiting the generality of the preceding sentence, neither Beneficiary’s acceptance of any payment with knowledge of a default by Grantor, nor any failure by Beneficiary to exercise any remedy following a default by Grantor, shall be deemed a waiver of such default, and no waiver by Beneficiary of any particular default on the part of Grantor shall be deemed a waiver of any other default or of any similar default in the future.

9.5                               No Third Party Rights.  No person shall be a third party beneficiary of any provision of any of the Loan Documents.  All provisions of the Loan Documents favoring Beneficiary are intended solely for the benefit of Beneficiary, and no third party shall be entitled to assume or expect that Beneficiary will not waive or consent to modification of any such provision in Beneficiary’s sole discretion.

9.6                               Preservation of Liability and Priority.  Without affecting the liability of Grantor or of any other person (except a person expressly released in writing) for payment and performance of all of the Indebtedness, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Deed of Trust over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof.  Beneficiary may, either before or after the maturity of the Note; and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Indebtedness; (b) make any agreement altering the terms of payment or performance of all or any of the Indebtedness; (c) exercise or refrain from exercising, or waive, any right or remedy which Beneficiary may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Indebtedness; or (e) release or otherwise deal with any real or personal property securing the Indebtedness. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary.

9.7                               Subrogation of Beneficiary. Beneficiary shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Beneficiary under the Loan Documents regardless of whether such previous encumbrance has been released of record.

9.8                               Notices. Any notice required or permitted to be given by Grantor or Beneficiary under this Deed of Trust shall be in writing and will be deemed given (a) upon personal delivery or upon transmission by telecopier or similar facsimile transmission device, (b) on the first business day after receipted delivery to a courier service which guarantees next business day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Grantor:

Behringer Harvard 1875 Lawrence, LLC

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Attention: Gerald J. Reihsen, III

Telecopy No.: 866-655-3610

If to Beneficiary:

Mutual of Omaha Bank

4455 LBJ Freeway, Suite 907

Dallas, Texas 75244

Attention:  Chris Martineau

Telecopy No.: 972-702-9508

And to:

Mutual of Omaha Bank

3333 Farnam Street

Omaha, Nebraska 68131

Attention:  Tod R. Ellis

Telecopy No.:  402-351-4307

With a copy to:

Snell & Wilmer L.L.P.

1200 Seventeenth Street, Suite 1900

Denver, Colorado 80202

Attention: Andrew Pidcock, Esq.

Telecopy No.: (303) 634-2020

Any party may change such party’s address for notices or copies of notices by giving notice to the other parties in accordance with this Section 9.8.

9.9                               Defeasance. Upon payment and performance in full of all of the Indebtedness, Beneficiary will execute and deliver to Grantor such documents as may be required to release this Deed of Trust of record.

9.10                        Illegality. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Indebtedness, then the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the remaining and secured portion of the Indebtedness, and all payments made on the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

9.11                        Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Beneficiary and Grantor at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents: or, contracted for, charged, taken, reserved or received with respect to the loan evidenced thereby, or if acceleration of the maturity of the Note, any prepayment by Grantor, or any other circumstance whatsoever, results in Grantor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Grantor and Beneficiary that all excess amounts theretofore collected by Beneficiary be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the indebtedness evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the loan made by Beneficiary to Grantor pursuant to the Loan Agreement.

9.12                        Obligations Binding Upon Grantor’s Successors.  This Deed of Trust is binding upon Grantor and Grantor’s successors and assigns, and shall inure to the benefit of Beneficiary and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.  The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors and assigns

9.13                        Governing Laws. The substantive laws of the State of Colorado shall govern the validity, construction, enforcement, and interpretation of this Deed of Trust.

9.14                        Waiver of Jury Trial.  GRANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING IN CONNECTION WITH THIS DEED OF TRUST OR IN ANY WAY RELATED TO THE NEGOTIATION, ADMINISTRATION, MODIFICATION, EXTENSION OR COLLECTION OF THE INDEBTEDNESS.  GRANTOR STATES THAT IT HAS CONFERRED SPECIFICALLY WITH BENEFICIARY WITH RESPECT TO THIS WAIVER, AND AGREES TO THIS WAIVER AFTER CONSULTATION WITH COUNSEL AND WITH FULL UNDERSTANDING OF THE IMPLICATIONS HEREOF.

[Signature on following page.]

This Deed of Trust is signed and delivered as of the date first mentioned above.

GRANTOR:

BEHRINGER HARVARD 1875 LAWRENCE, LLC, a Delaware limited liability company

By:	/s/ Robert S. Aisner
Robert S. Aisner, President and Chief
Executive Officer

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 31st day of December, 2008, by Robert S. Aisner, as President and Chief Executive Officer of Behringer Harvard 1875 Lawrence, LLC, a Delaware limited liability company.

Witness my hand and official seal.

My commission expires: 7/26/2012

/s/ Catherine E. Mea
Notary Public

EXHIBIT A

to

DEED OF TRUST, SECURITY AGREEMENT,

FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS

(Legal Description)

PARCEL A:

Lots 25 through 32, inclusive,

Block 66,

East Denver,

City and County of Denver,

State of Colorado.

PARCEL B:

Rights as contained in that certain Agreement by and between The Financial Center Condominium Office Association and 19th and Lawrence Associates, dated September 28, 1984 and recorded May 3, 1985 at Reception No. 010099 and July 22, 1985 at Reception No. 042212, City and County of Denver, State of Colorado real estate records.

PARCEL C:

Revocable license interests granted under Ordinance No. 210, Series of 1982 recorded January 20, 2000 at Reception No. 2000010228 and recorded again on February 2, 2000 at Reception No. 2000016163 of the City and County of Denver, State of Colorado real estate records.

Property Address:  1875 Lawrence Street, Denver, Colorado 80202

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EXHIBIT B

to

DEED OF TRUST, SECURITY AGREEMENT,

FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS

(Permitted Exceptions)

“Permitted Exceptions” means the following:

1.                                       All water, water rights, or claims thereto, in, on or under the land.

2.                                       Terms, conditions, provisions, agreements and obligations specified under the Agreement, which was recorded April 26, 1982 in Book 2573 at Page 45, as shown on the ALTA/ASCM Land Title Survey prepared by Johnston Engineering and Associates, Inc., dated August 11, 2008, last revised October 9, 2008, as Job No. 96022-01. (Note: Affects Parcel A)

3.                                       Terms, conditions, provisions, agreements, easements and obligations specified under the Agreements, which were recorded May 3, 1985 at Reception No. 10099 and July 22, 1985 at Reception No. 42212, as shown on the ALTA/ASCM Land Title Survey prepared by Johnston Engineering and Associates, Inc., dated August 11, 2008, last revised October 9, 2008, as Job No. 96022-01.  (Note: Affects Parcel B)

4.                                       Terms, conditions, provisions, agreements and obligations specified under Ordinance No. 210, which was recorded January 20, 2000 at Reception No. 2000010228 and again on February 2, 2000 at Reception No. 2000016163, as shown on the ALTA/ASCM Land Title Survey prepared by Johnston Engineering and Associates, Inc., dated August 11, 2008, last revised October 9, 2008, as Job No. 96022-01.  (Note: Affects Parcel C)

5.                                       Rights of Pendleton, Friedberg, Wilson & Hennessey, P.C., as tenant only, pursuant to terms, agreements, provisions, conditions and obligations of an unrecorded Office Lease, executed by Principal Life Insurance Company, as lessor(s), and Pendleton, Friedberg, Wilson & Hennessey, P.C., as lessee(s), a Memorandum of which recorded April 6, 2004 at Reception No. 2004084705, and any and all parties claiming by, through or under said lessee(s).  (Note: Affects Parcel A)

6.                                       Terms, conditions, provisions, agreements, easements and obligations specified under the Construction Easement Agreements, which were recorded July 26, 2007 at Reception No. 2007118050, as shown on the ALTA/ASCM Land Title Survey prepared by Johnston Engineering and Associates, Inc., dated August 11, 2008, last revised October 9, 2008, as Job No. 96022-01.  (Note: Assignment of Easements recorded in connection therewith on May 9, 2008 at Reception No. 2008064505 — Also Note: Affects Parcel A)

7.                                       The following item set forth on the ALTA/ACSM Land Title Survey prepared by Johnston Engineering and Associates, Inc., dated August 11, 2008, last revised October 9, 2008, as Job No. 96022-01, to wit:

1

A)           The fact that windows sills from the third and fourth floors of the neighboring building located to the Southwest encroach into subject property.

8.                                       Rights of those certain tenants, as tenants only, described in Schedule 1 attached hereto and made a part hereof for all purposes.

2